Exhibit 23 (a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in ALLTEL Corporation's Registration Statements on Form S-8 and Form S-3 (333-85142, 33-48476, 33-54175, 33-56291, 33-65199, 333-88907, 333-88923, 333-90167 and 333-116053) of our report dated June 24, 2004 relating to the financial statements and supplemental schedule of the ALLTEL Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Moore Stephens Frost
Certified Public Accountants

Little Rock, Arkansas

June 24, 2004